Exhibit 99.1

PDS Biotech Completes First Stage of Enrollment in Checkpoint Inhibitor Refractory Arm of Phase 2 Clinical Trial in Advanced HPV16 Positive Head and Neck Cancer

VERSATILE-002 Phase 2 study investigating PDS0101 in combination with Merck’s KEYTRUDA® (pembrolizumab) in both checkpoint inhibitor refractory and checkpoint inhibitor naïve patients

Florham Park, NJ, December 15, 2022 - PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing a growing pipeline of targeted immunotherapies for cancer and infectious disease, today announced the completion of enrollment in the first stage of the checkpoint inhibitor refractory group of its VERSATILE-002 Phase 2 study for the potential treatment of recurrent and/or metastatic human papillomavirus (HPV16)-positive head and neck cancer.  90% of HPV-associated head and neck cancers in the US are reported to be caused by HPV16, as reported in a study published in the Journal of Clinical Medicine.

VERSATILE-002 is a Phase 2, open-label, multicenter study of the efficacy and safety of PDS0101 administered in combination with pembrolizumab (KEYTRUDA®) in adults with HPV16 and PD-L1 positive recurrent or metastatic head and neck squamous cell carcinoma (HNSCC).  VERSATILE-002 is investigating two patient populations of HPV16-positive head and neck cancer patients whose cancer has returned or spread. The first group has not been previously treated with a checkpoint inhibitor (CPI naïve). The second group of patients has failed treatments including checkpoint inhibitor therapy (CPI refractory).

Dr. Jared Weiss, Section Chief of Thoracic and Head and Neck Oncology at the University of North Carolina at Chapel Hill School of Medicine and Lineberger Comprehensive Cancer Center, is serving as the Lead Principal Investigator of VERSATILE-002. During PDS Biotech’s recent Head and Neck Cancer Key Opinion Leader (KOL) Roundtable, Dr. Weiss highlighted data observed from 17 patients, including an objective response rate of 41%, clinical benefit rate of 77%, and an overall survival rate of 87% at nine months.

“We are very pleased to have completed enrollment among checkpoint inhibitor refractory patients in this first stage for this group in our VERSATILE-002 Phase 2 study,” said Dr. Lauren V. Wood, Chief Medical Officer of PDS Biotech. “This important milestone follows continued positive progress with the Phase 2 study, including data presented at ASCO 2022 and updated at our recent Head and Neck Cancer KOL Roundtable demonstrating the potential of PDS0101 in combination with pembrolizumab as a treatment for recurrent or metastatic HPV16-positive head and neck cancer.  Currently, there are no approved therapies for CPI refractory head and neck cancer, with patients typically surviving less than a year.  Our intent with VERSATILE-002 is to investigate the potential contribution that PDS0101 may have in improving the lives of patients with advanced head and neck cancer.”

About PDS Biotechnology
PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of targeted cancer and infectious disease immunotherapies based on our proprietary Versamune® and Infectimune™ T cell-activating technology platforms. We believe our targeted Versamune® based candidates have the potential to overcome the limitations of current immunotherapy by inducing large quantities of high-quality, potent polyfunctional tumor specific CD4+ helper and CD8+ killer T cells. To date, our lead Versamune® clinical candidate, PDS0101, has demonstrated the potential to reduce tumors and stabilize disease in combination with approved and investigational therapeutics in patients with a broad range of HPV-positive cancers in multiple Phase 2 clinical trials. Our Infectimune™ based vaccines have also demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T cell responses, including long-lasting memory T cell responses in pre-clinical studies to date. To learn more, please visit www.pdsbiotech.com  or follow us on Twitter at @PDSBiotech.

About PDS0101
PDS Biotech’s lead candidate, PDS0101, combines the utility of the Versamune® platform with targeted antigens in HPV-positive cancers. In partnership with Merck & Co., PDS Biotech is evaluating a combination of PDS0101 and KEYTRUDA® in a Phase 2 study in first-line treatment of recurrent or metastatic head and neck cancer, and also in second line treatment of recurrent or metastatic head and neck cancer in patients who have failed prior checkpoint inhibitor therapy. A Phase 2 clinical study is also being conducted in both second- and third-line treatment of multiple advanced HPV-positive cancers in partnership with the National Cancer Institute (NCI). A third Phase 2 clinical trial in first line treatment of locally advanced cervical cancer is being performed with The University of Texas, MD Anderson Cancer Center.  A final Phase 2 clinical trial of PDS0101 monotherapy in first line treatment of newly diagnosed patients HPV16-positive head and neck cancer patients is being conducted at the Mayo Clinic.

KEYTRUDA® is a registered trademark of Merck Sharp and Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, NJ, USA.

About VERSATILE-002

VERSATILE-002 is a single-arm Phase 2 trial evaluating the safety and efficacy of PDS0101, an HPV16-targeted investigational T cell-activating immunotherapy that leverages PDS Biotech’s proprietary Versamune® technology, in combination with Merck’s anti-PD-1 therapy, KEYTRUDA® (pembrolizumab). The combination is being evaluated in CPI-naïve and CPI-refractory patients with recurrent/metastatic HPV16-positive head and neck squamous cell carcinoma (HNSCC) and was granted Fast Track designation by the Food and Drug Administration in June 2022.   As specified in the clinical trial design, objective response is measured by radiographic tumor responses according to RECIST 1.1 (tumor reduction of 30% or more). If objective response is achieved among at least four of the first 17 patients in the CPI naïve arm, this will trigger advancement to the second stage of the study arm and enrollment of the planned 54 patients in the CPI naïve arm. The trial is being conducted in collaboration with Merck & Co.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the  United  States  Securities  Exchange  Act  of  1934,  as  amended,  and  Section  27A  of  the  United  States Securities  Act  of  1933,  as  amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results  of  operations  or  financial  condition,  or  otherwise,  based  on  current  beliefs  of  the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future  performance.  Actual  results  could  differ  materially  from  those  contained  in  any  forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its  plans  for  future  equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital  may  restrict  the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing  for  the  Company  or  its  partners  to  initiate  the  planned  clinical  trials  for  PDS0101,  PDS0203  and other  Versamune®  and  Infectimune™ based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including   any   collaboration   studies   concerning   PDS0101,   PDS0203   and   other   Versamune® and Infectimune™ based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding  the  timing  of  initiation,  pace  of  enrollment  and  completion  of  the  trials  (including  the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to our currently  projected  expenses),  futility  analyses,  presentations  at  conferences  and  data  reported  in  an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any  Company  statements  about  its  understanding  of  product  candidates  mechanisms  of  action  and interpretation  of  preclinical  and  early  clinical  results  from  its  clinical  development  programs  and  any collaboration   studies;   and   other   factors,   including   legislative,   regulatory,   political   and   economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to  normal  business  operations  arising  from  or  related  to  COVID-19.  The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the  Company  undertakes  no  obligation  to  revise  or  update  any  forward-looking  statement,  or  to  make any  other  forward-looking  statements,  whether  as  a  result  of  new  information,  future  events  or otherwise.

Versamune® is a registered trademark and Infectimune™ is a trademark of PDS Biotechnology.

Investor Contacts:
Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
Email: pdsb@cg.capital

Media Contact:
Dave Schemelia
Tiberend Strategic Advisors, Inc.
Phone: +1 (609) 468-9325
Email: dschemelia@tiberend.com

Bill Borden
Tiberend Strategic Advisors, Inc.
Phone: +1 (732) 910-1620
Email: bborden@tiberend.com

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